   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 1, 2001
                         REGISTRATION NO. 333-_______
   ========================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  __________


                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                  __________


                                 EQUIFAX INC.
            (Exact Name of Registrant as Specified in Its Charter)

                                   __________

                GEORGIA                                     58-0401110
    (State or Other Jurisdiction of                      (I.R.S. Employer
    Incorporation or Organization)                    Identification Number)

                           1550 PEACHTREE STREET NW
                               ATLANTA, GA 30309
                                (404) 885-8000
      (Address, Including Zip Code, and Telephone Number, Including Area
              Code, of Registrant's Principal Executive Offices)

                                  __________


                              KENT E. MAST, ESQ.
            CORPORATE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                           1550 PEACHTREE STREET NW
                               ATLANTA, GA 30309
                                (404) 885-8000
 (Name, Address Including Zip Code, and Telephone Number Including Area Code,
                             of Agent for Service)

                                   __________


                                   COPIES TO:
                            Daniel O. Kennedy, Esq.
                               Hunton & Williams
                             600 Peachtree Street
                                  Suite 4100
                               Atlanta, GA 30308
                                (404) 888-4000

                                  __________

Approximate date of commencement of proposed sale to the public: At such time or times after the effective date of the Registration Statement as the Selling Shareholders shall determine.

                                   __________

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _______________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _______

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                  ___________


                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                 Proposed maximum          Proposed maximum          Amount of
Title of Stock to be registered        Amount to be registered  offering price per unit  aggregate offering price  registration fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $1.25 par
value per share..........                      340,545                 $29.03/(1)/           $9,886,022/(1)/              $2,471.51
===================================================================================================================================

     (1) Estimated solely for the purposes of determining the registration fee. This amount, calculated pursuant to Rule 457(c), was based on the average of the high and low prices of Equifax's common stock on January 30, 2001, as reported on the New York Stock Exchange.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THIS REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DEFINE.

                                  PROSPECTUS

                                   --------

                                  EQUIFAX INC.
                         340,545 Shares of Common Stock
                    _______________________________________



     This Prospectus relates to 340,545 shares of common stock of Equifax Inc., a Georgia corporation ("Equifax"), which may be offered from time to time by the selling shareholders named. The common stock is registered as a result of the acquisition, by Equifax, of Commercial Data Center, a Nevada corporation ("CDC") previously owned by the selling shareholders. The common stock was issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), provided by Section 4(2) and the regulations promulgated thereunder.

     In connection with the acquisition, Equifax entered into a Registration Rights Agreement, dated October 27, 2000, with the selling shareholders. Pursuant to the Registration Agreement, Equifax agreed to register the common stock received by the selling shareholders in connection with the acquisition. None of the proceeds from the sale of the common stock by the selling shareholders will be received by Equifax.

     The common stock is traded on the New York Stock Exchange under the symbol EFX. On January 30, 2001, the last sales price for the shares of common stock as reported on the New York Stock Exchange was $29.43 per share.

     The address and telephone number for Equifax's principal executive offices are 1550 Peachtree Street, NW, Atlanta, GA 30309, (404) 885-8000.

     Before deciding to invest, you should read this prospectus and any prospectus supplement carefully. In addition, you should carefully consider the risk factors that begin on page 3 of this prospectus before purchasing any of the common stock offered hereby.

                     ____________________________________

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAVE THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

                     ____________________________________


                The date of this Prospectus is February 1, 2001

                               Table of Contents

                                                                     Page Number
                                                                     -----------
NOTE ON FORWARD LOOKING STATEMENTS..........................................   3

RISK FACTORS................................................................   3

AVAILABLE INFORMATION.......................................................   5

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...........................   5

ABOUT EQUIFAX...............................................................   6

USE OF PROCEEDS.............................................................   6

SELLING SHAREHOLDERS........................................................   6

PLAN OF DISTRIBUTION........................................................   7

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES..............................   8

LEGAL OPINIONS..............................................................   8

EXPERTS.....................................................................   8

INFORMATION NOT REQUIRED IN PROSPECTUS......................................   9

SIGNATURES..................................................................  11

POWER OF ATTORNEY...........................................................  11

                      NOTE ON FORWARD LOOKING STATEMENTS

     This prospectus and the documents incorporated herein by reference may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements may be identified by the use of forward-looking words or phrases such as "believe," "expect," "anticipate," "should," "planned," "may," "estimated" and "potential." These forward-looking statements reflect management's current expectations and are based upon currently available data. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. In order to comply with the terms of the safe harbor, Equifax notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks and uncertainties that, either individually or in the aggregate, may affect the operations, performance, development and results of Equifax's business include, but are not limited to:
(1) a significant change in the growth rate of the overall U.S. economy, such that consumer spending and related consumer debt are materially impacted; (2) a material decline or change in the marketing techniques of credit card issuers;
(3) unexpected pricing pressure above and beyond the levels experienced in the last several years; (4) a significant reversal of the trend toward credit card use increasing as a percentage of total consumer expenditures; (5) unanticipated cancellation or termination of customers or vendor contracts; (6) risks associated with investments and operations in foreign countries, including regulatory environments, exchange rate fluctuations and local political, social and economic factors; (7) material changes in regulatory environments; (8) a drastic significant negative change in market conditions; (9) or other unforeseen difficulties. Potential investors are cautioned that the foregoing or other events or circumstances could cause Equifax's actual performance and financial results in future periods to differ materially from those expressed in the forward-looking statements.

                                 RISK FACTORS

     Investing in our common stock involves a degree of risk. Before making an investment decision you should carefully consider the following risk factors, as well as other information contained elsewhere or incorporated by reference in this prospectus.

DEPENDENCE ON DEMAND FOR CONSUMER CREDIT INFORMATION

     The core product of Equifax is its consumer credit profiles. In general, the usage of credit profiles (and related services) is driven by consumer demand for credit (via new credit cards, automobile loans, home mortgages and refinancings and other consumer loans) and lenders' efforts to develop new, and monitor existing, credit relationships. Consumer demand for credit tends to increase during periods of economic expansion. On the other hand, lenders' efforts to monitor existing credit relationships tend to increase during periods of economic contraction. Consequently, revenue from consumer credit information products is influenced by cyclical economic trends related to consumer debt.

DEPENDENCE ON DEMAND FOR DIRECT MARKETING

     Equifax provides value-added consumer direct marketing products and services to Equifax's traditional customers, as well as to catalog, publishing, high tech, travel and manufacturing clients. Direct marketing products also include data capture, database management, and registration card programs for consumer durable goods manufacturers. In the event that consumers begin to buy fewer of the types of products and services that have in the past been marketed and sold through direct marketing, or if direct marketing loses effectiveness in comparison to other methods of advertising, use of Equifax's direct marketing products and services could lessen and, consequently, Equifax's revenues and profits could decline.

DEMAND FOR PAYMENT SERVICES

     Demand for credit card, debit card and check authorization services is driven by the level of non-cash consumer spending. Consumer demand for credit tends to increase during periods of economic expansion and declines in times of economic contraction. Decrease in consumer spending could result in decline in the number of transactions processed. Also, increase in the use of competitive technologies, such as e-banking, pay-by-phone, and smartcard transactions, may decrease the number of checking transactions processed and reduce Equifax's revenue and profits.

DEPENDENCE ON DATA SOURCES

     Equifax relies extensively upon data from external sources to maintain its proprietary and non-proprietary databases, including data received from customers and various government and public record services. The continued availability of such data sources cannot be assured. Although Equifax has no reason to believe that access to current data sources will become restricted, loss of access to, or the availability of, data in the future due to government regulation or otherwise could have a material adverse effect on Equifax's business, financial condition and results of operations.

GOVERNMENT REGULATION; PRIVACY ISSUES

     The business of Equifax involves collection of consumer and business data and distribution of such information to businesses making credit and marketing decisions. Equifax Payment Services processes information reflecting consumers' spending and payment activities. Consequently, certain activities and services of Equifax are subject to regulation under various federal laws including the Fair Credit Reporting Act, Fair Debt Collection Practices Act, Gramm-Leach-Bliley Act, Equal Credit Opportunity Act, Truth in Lending Act and Fair Credit Billing Act, as well as similar state laws. Equifax is also subject to privacy and consumer credit laws and regulations in foreign countries where it does business.

     We have no reason to believe that additional regulations will be imposed that will have a material adverse effect on Equifax. However, further federal, state and local data use regulations may affect the operations of Equifax with increased compliance requirements and potential loss of revenue.

COMPETITION

     Equifax operates in a number of geographic, product and service markets, which are highly competitive. We primarily compete with two national consumer credit reporting companies, Experian Information Solutions, Inc. and Trans Union LLC, which offer credit reporting products that are similar to those Equifax offers. Equifax also competes with these and other companies that offer marketing information products and services, including Acxiom Corporation and Info USA, Inc. Primary competitors of Payment Services are First Data Corporation, Total System Services, Payment Services Credit Union, Scan and International Check Solutions.

     In each of its markets, Equifax competes on the basis of responsiveness to customer needs as well as the quality and range of products and services offered. Although we believe that Equifax offers a broader range of products and services in more geographic markets than its competitors, it faces strong competition in certain geographic, product and service markets which, if successful, may have adverse effects on Equifax operations.

     Unit prices for certain Equifax products have declined in recent years due in part to competitive conditions and the effect of technological change on the demand for, and cost of delivery of, such products. Declines in unit prices generally have been more than offset by increases in unit volumes. There can be no assurance that future unit price declines, if any, will be offset by increases in demand for Equifax products.

                             AVAILABLE INFORMATION

     Equifax is subject to the reporting requirements of the Exchange Act, and files reports and other information with the Securities and Exchange Commission (the "Commission") in accordance therewith. Such reports, proxy statements, and other information filed by Equifax are available for inspection and copying at the public reference facilities of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Copies of filed material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth St., N.W., Washington, D.C. 20549, at prescribed rates.

     The Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy information statements and other information regarding registrants, including Equifax, that file electronically with the Commission.

     The common stock is listed on the New York Stock Exchange under the symbol EFX. Material filed by Equifax can be inspected at the offices of the Exchange, located at 20 Broad Street, New York, New York 10005.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Commission allows companies to "incorporate by reference" those documents which have been previously filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information herein incorporated by reference is an important part of this prospectus, and information that Equifax later files with the SEC will automatically be incorporated herein and supersede this information. The following documents filed with the Commission by Equifax are hereby incorporated by reference in this prospectus (File No. 001-06605):

1. Equifax's Quarterly Reports, and amendments thereof, on Form 10-Q, filed on May 12, 2000, August 10, 2000, October 6, 2000 (amendment to previous filing on Form 10-Q/A) and November 14, 2000.

2. Equifax's Annual Report on Form 10-K for the year ended December 31, 1999, filed on March 30, 2000 (including information incorporated by reference in the Form 10-K from the definitive proxy statement for the 1996 annual meeting of stockholders of Equifax, which was filed March 27, 1996);

3. Equifax's Amended Annual Report on Form 10-K for the year ended December 31, 1999, filed on April 7, 2000;

4. Equifax's Definitive Proxy Statement dated March 24, 2000;

5. Equifax's Current Report on Form 8-K filed on October 5, 2000;

6. All other documents filed by Equifax pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by Equifax's Annual Report on Form 10-K for the year ended December 31, 1999; and

7. The description of Equifax's common stock contained in its Registration Statement on Form 10 under the Exchange Act, dated December 31, 1964, including any amendment or report filed for the purpose of updating such description.

8. All documents filed by Equifax with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering registered hereby shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein (or in any subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. All information appearing in this prospectus is qualified in its entirety by information and financial statements (including notes thereto) appearing in the documents incorporated by reference herein, except to the extent set forth in the immediately preceding statement.

     Upon written or oral request, Equifax will provide, without charge, to each person to whom this prospectus has been delivered, including any beneficial owner, a copy of any and all of the foregoing documents incorporated herein (other than exhibits to such documents which are not specifically incorporated by reference into the information that this prospectus incorporates). Written or telephone requests should be directed to Kent E. Mast, Esq., Corporate Vice President, General Counsel and Secretary, Equifax Inc., 1550 Peachtree Street NW, Atlanta, GA 30309, (404)885-8000 between the hours of 9:00 a.m. and 4:00 p.m. eastern standard time.

     No dealer, salesman, or any other person has been authorized to give any information or to make any representation not contained in this prospectus, and, if given or made, such information and presentation must not be relied upon as having been authorized by Equifax. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any state to any person to whom it is unlawful to make such offer in such state. Neither the delivery of this prospectus or any sales made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Equifax since the date hereof.

                                 ABOUT EQUIFAX

     Equifax, a worldwide leader in enabling and securing global commerce, brings buyers and sellers together through its information management, transaction processing, direct marketing and customer relationship management businesses. Atlanta-based Equifax serves the financial services, retail, credit card, transportation, telecommunication/utilities, information technology and healthcare industries, as well as government. Equifax adds knowledge, expertise, convenience and security to provide value-added solutions and processes for its customers wherever they do business, including the Internet and other networks. Equifax employs 12,000 associates in 17 countries with sales in almost 50, and in 2000 had $2.0 billion in revenue.

     On October 2, 2000 Equifax announced its intention to spin-off its Payment Services division to our shareholders in a tax free stock dividend. Equifax believes that separating our Information Services business from our Payment Services division will create two very strong companies, each with its own management team and board of directors focused on taking advantage of growth opportunities in each respective market. The spin-off is expected to be completed during the summer of 2001. The spin-off is subject to a favorable ruling from the Internal Revenue Service (the "IRS") confirming the tax-free status of the distribution of dividend shares.

     After the spin-off, Equifax common stock will continue to be listed and traded on the New York Stock Exchange. As a result of the spin-off, the trading price of Equifax common stock will likely be lower than the trading price immediately prior to the spin-off. The combined trading prices of Equifax common stock and the common stock of the company created by the spin-off may be less than, equal to or greater than the trading prices of Equifax common stock immediately prior to the spin-off. Until the financial markets have fully analyzed the operations of Equifax without the operations of our Payment Services division, the prices at which Equifax common stock trades may fluctuate significantly.

     Equifax was incorporated under the laws of the State of Georgia in 1913 and is the successor to a business established in 1899. The address and telephone number of its principal executive offices are 1550 Peachtree Street NW, Atlanta, GA 30309, (404) 885-8000.

                                USE OF PROCEEDS

     Equifax will not receive any proceeds from the sale of the common stock registered hereunder; nor will such proceeds be available for Equifax's use or benefit. Rather, all of the proceeds from the sale of the common stock registered hereunder will go to the selling shareholders.

                             SELLING SHAREHOLDERS

     In the acquisition of CDC that was consummated on October 27, 2000, we agreed to issue to the selling shareholders shares of our common stock and agreed to register those shares for resale. Our registration of these shares of common stock does not necessarily mean that the selling shareholders will sell all or any of these shares at any time.

     All of the common stock described in this prospectus will be owned immediately after registration by the individuals listed below:


                                    Equifax Common      Number of         Common Stock
     Name of                        Stock Owned Prior   Stock Received    Owned and
Selling Shareholders (1)            to Offering         From Equifax      Percentage (2)
--------------------                --------------      --------------    ------------

The Louise Brantley Tanner
 Living Trust                              0               170,272          107,272*

The Richard L. Green and
 Bonnie J. Green Living Trust              0               170,273          107,273*

* Less than one percent.
(1) None of the selling shareholders held any office with Equifax during the last three years.


                             PLAN OF DISTRIBUTION

     In recognition of the fact that the selling shareholders, even though acquiring the common stock with no view towards distribution, may wish to be legally permitted to sell all or a portion of their common stock when they deem appropriate, Equifax has filed with the Commission a Registration Statement on Form S-3 under the Securities Act with respect to the resale of the common stock from time to time on the New York Stock Exchange or in negotiated transactions, and has agreed to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until all the common stock offered hereby have been sold pursuant thereto or until such common stock are no longer, by reason of Rule 144(k) under the Securities Act or any other rule of similar effect, required to be registered for the sale thereof by the selling shareholders. This prospectus forms a part of such Registration Statement.

     The sale of the common stock by the selling shareholders, or their successors-in-interest, may be effected from time to time (i) in transactions (which may include block sales) on the New York Stock Exchange, (ii) in negotiated transactions (including sales pursuant to pledges), or (iii) through a combination of such methods of sale, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The selling shareholders may effect such transactions by selling the common stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of the common stock for which such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer may be in excess of customary compensation).

     The selling shareholders and any broker-dealers who act in connection with the sale of the common stock hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the common stock as principals might be deemed to be underwriting discounts and commissions under the Securities Act. Neither Equifax nor the selling shareholders can presently estimate the amount of such compensation. Equifax knows of no existing arrangements between any selling shareholder and any other selling shareholder, underwriter, broker, dealer or other agent relating to the sale or distribution of the common stock.

     Equifax has agreed, among other things, to bear all expenses in connection with the registration of the common stock being offered by the selling shareholders. Equifax has also agreed to indemnify the selling shareholders against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise. The selling shareholders may indemnify any broker, dealer, agent or underwriter that participates in transactions involving sales of the common stock against certain liabilities, including liabilities arising under the Securities Act.

                INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     The Georgia Business Corporation Code permits, and Equifax's Bylaws require, us to indemnify any person who is a party to any threatened, pending or completed action, suit or proceeding (which could include actions, suits or proceedings under the Securities Act), whether civil, criminal, administrative, arbitrative or by reason of the fact that such person is or was a director or officer of Equifax or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. In addition, Equifax maintains directors' and officers' liability insurance that may cover them for liabilities arising under the Securities Act.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, Equifax has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                LEGAL OPINIONS

     A legal opinion on the validity of the issuance of the Equifax common stock being offered by the selling shareholders has been rendered by Hunton & Williams, Atlanta, Georgia.

                                    EXPERTS

     The consolidated financial statements and financial statement schedules included in Equifax's Annual Report on Form 10-K for the year ended December 31, 1999, incorporated by reference in this prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.
------------------------------------------------------

     The expenses relating to the registration of stock will be borne by the registrant. Such expenses are estimated to be as follows:

     Registration Fee                      $ 2,500
     Accountants' Fees                     $ 4,000
     Legal Fees                            $ 6,500
     Printing and Duplicating Expenses     $ 1,800
     Miscellaneous                         $ 1,000

              Total                        $15,800


Item 15.  Indemnification of Directors and Officers.
----------------------------------------------------

     The Georgia Business Corporation Code permits, and Equifax's Bylaws require, us to indemnify any person who is a party to any threatened, pending or completed action, suit or proceeding (which could include actions, suits or proceedings under the Securities Act), whether civil, criminal, administrative, arbitrative or investigative by reason of the fact that such person is or was a director or officer of Equifax or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. However we will not indemnify any director or officer who is found liable to Equifax or is subjected to injunctive relief in favor of Equifax for:

     (1) improperly appropriating any business opportunity of Equifax;
     (2) acts or omissions involving intentional misconduct or a knowing violation of the law;
     (3) any unlawful distributions resulting from the director or officer not acting in good faith; and
     (4) any transaction from which he or she received improper personal benefit.

   In addition, Equifax maintains directors' and officers' liability insurance under which our directors and officers are insured against loss (as defined in the policy) as a result of claims brought against them for their wrongful acts in such capacities. This insurance may cover liabilities under the Securities Act.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, Equifax has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.  List of Exhibits.
---------------------------

Exhibit No.                    Description
-----------                    -----------

   2 Asset Purchase Agreement and Plan of Reorganization, dated October 13, 2000, among Equifax Inc., Equifax Acquisition, Inc., Compliance Data Center, Inc., the Richard L. and Bonnie J. Green Living Trust and the Louise Brantley Tanner Living Trust.

   4.1 Amended and Restated Articles of Incorporation of Equifax Inc. (incorporated by reference to Exhibit B of Equifax's definitive Proxy Statement for the 1996 Annual Meeting of Shareholder, filed March 27, 1996, File No. 001-06605)

   4.2                         Equifax Inc. Bylaws (incorporated by reference to
                               Exhibit 3.2 of Equifax Inc.'s Form 10-K filed on March 30, 2000, File No. 001-06605)

   5                           Opinion of Hunton & Williams

  23.1                         Consent of Arthur Andersen LLP

  23.2 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5)

  24                           Power of Attorney (included in signature page)

  99 Registration Rights Agreement, dated October 27, 2000, among Equifax Inc., the Richard L. and Bonnie J. Green Living Trust and the Louise Brantley Tanner Living Trust.


Item 17.  Undertakings.
-----------------------

     The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) For the purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5)  The undersigned registrant hereby further undertakes that:

            (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

            (ii) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 1, 2001.

                                      EQUIFAX INC.


                                      /s/ Kent E. Mast
                                      --------------------------
                                      Kent E. Mast
                                      Corporate Vice President, General Counsel
                                      and Secretary


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kent E. Mast, his or her attorney-in-fact, for him or her in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on February 1, 2001.

Signature                                 Title
---------                                 -----


/s/ Thomas F. Chapman                     Chairman of the Board &
----------------------                    Chief Executive Officer
Thomas F. Chapman                         (principle executive officer)


/s/ Lee A. Kennedy                        President, Chief Operating Officer
------------------                        & Director
Lee A. Kennedy


/s/ Michael T. Vollkommer                 Corporate Vice President &
-------------------------                 Controller
Michael T. Vollkommer                     (principal accounting officer)


/s/ Philip J. Mazzilli                    Executive Vice President &
----------------------                    Chief Financial Officer
Philip J. Mazzilli                        (principal financial officer)


/s/ Lee A. Ault                           Director
------------------
Lee A. Ault, III

/s/ John L. Clendenin                     Director
---------------------
John L. Clendenin

/s/ A.W. Dahlberg                         Director
-----------------
A.W. Dahlberg

/s/ Robert P. Forrestal                   Director
-----------------------
Robert P. Forrestal

/s/ L. Phillip Humann                     Director
---------------------
L. Phillip Humann

/s/ Larry L. Prince                       Director
-------------------
Larry L. Prince

/s/ D. Raymond Riddle                     Director
---------------------
D. Raymond Riddle

                                          Director
---------------------
Louis W. Sullivan

/s/ Jacquelyn M Ward                      Director
--------------------
Jacquelyn M. Ward

                                EXHIBIT INDEX


Exhibit No.                    Description
-----------                    -----------

   2 Asset Purchase Agreement and Plan of Reorganization, dated October 13, 2000, among Equifax Inc., Equifax Acquisition, Inc., Compliance Data Center, Inc., the Richard L. and Bonnie J. Green Living Trust and the Louise Brantley Tanner Living Trust.

   4.1 Amended and Restated Articles of Incorporation of Equifax Inc. (incorporated by reference to Exhibit B of Equifax's definitive Proxy Statement for the 1996 Annual Meeting of Shareholder, filed March 27, 1996, File No. 001-06605)

   4.2                         Equifax Inc. Bylaws (incorporated by reference to
                               Exhibit 3.2 of Equifax Inc.'s Form 10-K filed on March 30, 2000, File No. 001-06605)

   5                           Opinion of Hunton & Williams

  23.1                         Consent of Arthur Andersen LLP

  23.2 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5)

  24                           Power of Attorney (included in signature page)

  99 Registration Rights Agreement, dated October 27, 2000, among Equifax Inc., the Richard L. and Bonnie J. Green Living Trust and the Louise Brantley Tanner Living Trust.